EXHIBIT 99

Term Sheets



From: GEORDIE WALKER, BANC OF AMERICA SECU [mailto:GYRO@bloomberg.net]
Sent: Friday, March 18, 2005 10:24 AM
Subject: CMBS NEW ISSUE: BACM 05-1 Announcement


Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2005-1 Approx. $2.37B NEW ISSUE CMBS

Joint Bks/LDS:       Banc of America Securities LLC/Bear, Stearns & Co., Inc.
Co-Lead Mgr:         Barclays Capital Inc.
Co-Managers:         Goldman Sachs/RBS Greenwich Capital
Rating Agencies:     S&P and Fitch

Structure:           Fixed rate and includes super senior AAA

-Loan Sellers:       Bank of America, N.A./Bear Stearns Commercial
                     Mortgage,Inc./Barclays Capital Real Estate Inc.

-Top 3 Trust Assets
                                                   Shadow
                                 DSCR     LTV      Ratings (S/F)
Fashion Show Mall                2.29x    52.0%     AAA/AA
Southdale Mall                   2.27x    52.2%     A-/BBB-
Mall at Stonecrest               1.44x    75.1%     NR/NR

Expected Timing
Termsheets/Reds  - Tuesday 3/22 (electronic), Wednesday 3/23 hard copy
Launch / Price   - Wk of 3/28
Settlement       - 4/12

Roadshow
Tuesday 3/22- NY meetings (afternoon)
Wednesday 3/23 - NY 8:30 bkfst at 9 West 57th, 10:30 Global call, NY meetings Wednesday 3/23 - 8:30 Boston bkfst 2 International PL, 12:30 Hartford Lnch @ Max
Thursday 3/24 - NY meetings
Monday 3/28 - Chicago 8:00 bkfst, Minni afternoon group meeting


This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC, Bear, Stearns and Co., Inc., Barclays Capital Inc., and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255, Craig Sedmak at Bear, Stearns and Co., Inc., 383 Madison Avenue, New York, NY 10179, or Craig Leonard/Brian Dixon at Barclays Capital Inc., 200 Park Avenue, 5th Floor, New York, NY 101566. Such securities may not be suitable for all investors.